TNP ENTERPRISES, INC.
                           B Y L A W S



                     ______________________


                            ARTICLE I

                             OFFICES

        1. The registered office of the Corporation shall be at 4100 International Plaza, Tower II, Fort Worth, Texas 76109, and the registered agent of the Corporation at such address shall be the Secretary of the Corporation.

        2. The Corporation may also have offices at such other places, within or without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                            ARTICLE II

                     MEETINGS OF SHAREHOLDERS

Place

        l. All meetings shall be held in the offices of the Corporation at 4100 International Plaza, Tower II, Fort Worth,
Texas 76109, or at such other place as may be fixed from time to time by the Board of Directors.

Annual Meeting

       2. An annual meeting of the shareholders, commencing with the year l985, shall be held on the fourth Friday in April each year at a time to be set by the Board of Directors, if not a legal holiday and, if a legal holiday, then on the next business day following (other than a Saturday), at which they shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting; provided, however, that such date for any annual meeting may be altered as deemed appropriate by the Board of Directors.

Shareholders List

       3. At least ten days before each meeting of shareholders, a complete list of shareholders entitled to vote at said meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of such Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present.

Quorum

        4. The attendance of the holders of a majority of shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by Statute, the Articles of Incorporation, or these Bylaws. In the absence of such a quorum at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to recess the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be constituted. When such recessed meeting is reconvened and a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Special Meetings

        5. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by Statute, the Articles of Incorporation, or these Bylaws, may be called by the Chairman of the Board, the President, or a majority of the members of the Board of Directors or by the holders of not less than one-fifth of all the shares entitled to vote at such meeting. Business transacted at all special meetings shall be confined to items stated in the call.

Voting Rights

        6.(a) When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the Statutes, the Articles of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          (b) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder, or by the duly authorized attorney in fact of the shareholder, and bearing a date of not more than eleven months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten nor more than fifty days prior to such meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

          (c) No shareholder shall have the right to cumulate votes in the election of Directors.

Notice of Meeting

        7. Written or printed notice, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

Unanimous Consent

        8.   Any  action  required to be taken at  a  meeting  of
shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as the unanimous vote of the shareholders.

Requirements for Shareholder Proposals

         9.(a) At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

          (b) For business properly to be brought before either an annual or special meeting by a shareholder pursuant to clause
(iii) of paragraph (a) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely for an annual meeting, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation prior to the close of business not less than 30 days nor more than 60 days prior to the first anniversary of the date of the notice of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 20 days from the anniversary date of the preceding year's annual meeting, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. To be timely for a special meeting, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation: in the case of a proposal by a shareholder calling or joining other shareholders in calling a special meeting or by any other shareholder pursuant to any understanding or arrangement with any shareholder or shareholders calling the special meeting, at the time the shareholder serves notice of the call but not less than 40 days prior to the date of the meeting and in all other cases, not later than the close of business 10 days after the notice of the special meeting is first delivered in accordance with these Bylaws and the Texas Business Corporation Act.

          (c) A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) the exact wording of the shareholder's proposal that is requested to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) a brief description of the shareholder's reasons for or arguments in support of the proposal, (iii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iv) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and as to all such shares the date or dates of acquisition thereof, and (v) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

          (d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in these Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws. Any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

Nomination Procedures

        10.(a) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Bylaw.

          (b) Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 30 days nor more than 60 days prior to the first anniversary of the date of the notice of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 20 days from such anniversary date of the preceding year's annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (ii) in the case of a special meeting at which Directors are to be elected, [a] if the nomination is made by a shareholder calling or joining other shareholders in calling the special meeting or by any other shareholder pursuant to any understanding or arrangements with any shareholder making or joining in the call, at the time notice of the call is first given but not, in any event, less than 40 days prior to the date of the meeting and [b] in all other cases, not later that the close of business 10 days after the notice of the special meeting is first delivered to shareholders in accordance with these Bylaws and the Texas Business Corporation Act.

           (c) Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);
(ii) as to the shareholder giving the notice [a] the name and address, as they appear on the Corporation's books, of such shareholder and [b] the class and number of shares of the Corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder and as to all such shares the date or dates of acquisition thereof; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, [a] the name and address of such person and [b] the class and number of shares of the Corporation which are beneficially owned by such person and as to all such shares the date or dates of acquisition thereof. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish, in writing, to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

          (d) No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws. The defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

                           ARTICLE III

                            DIRECTORS

Authority

        1. The business and affairs of the Corporation shall be managed by its Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required by Statute, the Articles of Incorporation, or these Bylaws to be exercised or done by the shareholders.

Number, Election and Terms of Office

       2.(a) The Board of Directors shall be made up of nine (9) members. Each Director elected shall serve until the end of that Director's term of office and until a successor shall be elected and shall qualify. Directors need not be residents of the State of Texas nor shareholders of the Corporation.

          (b) The Directors shall be divided into three classes, each class to be as nearly equal in number as is possible; the term of office of the Directors of each class shall be until the third annual shareholders' meeting after their election; provided that the classes shall have staggered terms and the Directors of each class initially shall be elected at the annual meeting next following the adoption of this Bylaw, to the following terms:

           Directors in class 1: terms expire at the first annual shareholders' meeting following elections;

           Directors in class 2: terms expire at the second annual shareholders' meeting following elections;

           Directors in class 3: terms expire at the third annual shareholders' meeting following elections.

          (c) The position of Advisory Director may be created from time to time by the Board of Directors. Any Advisory Director shall be entitled to notice of meetings and expected to attend such meetings. Any Advisory Director may render advice to the Board, but may not vote on any issue. Any Advisory Director shall be entitled to the same compensation and benefits as a duly elected Director.

           (d) The number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but shall never be less than three (3).

Retirement

       3. No person shall be eligible for election or reelection to the Board of Directors on or after the date of the Annual
Meeting of Shareholders next following the date on which such person attains the age of seventy (70) years; provided, however, that the Board may waive the foregoing provision, but only if the Board finds at the time of the Director's nomination for the next term of office that the retention of a Director on the Board after that Director's seventieth birthday will be beneficial to the Corporation, but no such waiver may be made in the case of a Director who has attained or will attain the age of seventy-six
(76) years on or prior to the date of the Annual Meeting of Shareholders at which the Director will stand for election for the next term of office.

Removal

        4. Any Director may be removed either for or without cause at any meeting of the shareholders by the affirmative vote of the holders of not less than eighty percent (80%) of the shares or the class of shares, as the case may be, entitled to vote for the election of the Director proposed to be removed, if notice of the intention to act upon such matter shall have been given in accordance with the Bylaws of the Corporation. Upon the removal of a Director, the shareholders, by affirmative vote of the holders of eighty percent (80%) of the shares or class of shares, as the case may be, entitled to vote for the election of the removed Director, may elect a new Director to serve until the next annual shareholders' meeting. If the shareholders fail to elect a person to fill the unexpired term of the removed Director, such unexpired term shall be considered a vacancy on the Board to be filled by the remaining Directors in the manner provided in these Bylaws.

Vacancies

       5. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, removal from office of any Director, or otherwise, a majority of the Directors then in office, though less than a quorum, may choose a successor, or a successor may be chosen at a special meeting of shareholders called for that purpose, and each Director so chosen shall be elected until the next annual meeting of the shareholders and until a successor shall have been elected and shall qualify. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled initially by a vote of a majority of the Directors then in office, though less than a quorum. Any such new Director shall serve until the annual meeting next following that Director's election in accordance with this Bylaw.

Organize the Board

       6. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the Directors then elected and serving, such time or place shall be changed. The Board shall elect one Director to serve as Chairman and to preside at all meetings of the shareholders and of the Board of Directors.

Regular Meeting Dates

       7. Regular meetings of the Board will be held quarterly without notice on a day certain at such time and place as shall be determined by the Board during the periods specified below:

           First Quarter - From January 16 through
       February 15, both days inclusive;

           Second Quarter - From April 16 through
       May 15, both days inclusive;

           Third Quarter - From July 16 through
       August 15, both days inclusive; and

           Fourth Quarter - From October 16 through
       November 15, both days inclusive.

Special Meetings

        8. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President on three days' notice to each Director, either personally or by telephone, mail or telegram stating the purpose of such meeting. Notice given by telephone shall be confirmed in writing. Special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice on the written request of two Directors. The notice of and request for a special meeting shall state the time and place and purpose or purposes of such meetings. Business transacted at all special meetings shall be confined to purposes stated in the call. Action may be taken by the Board of Directors without a meeting, if the action is evidenced by a written unanimous consent of the Directors.

Waiver of Notice

        9. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as may be otherwise expressly provided by Statute, or the Articles of Incorporation, or these Bylaws, neither the business to be transacted at nor the purpose of any special meeting need be specified in a notice or waiver of notice.
Quorum

        10.   At  all  meetings of the Board  of  Directors,  the
presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specially provided by Statute, the Articles of Incorporation, or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Executive Committee and Other Committees

Creation

       11. By resolution passed by a majority of the full Board, the Board of Directors may designate an Executive Committee. The
Chairman  of the Board shall have authority to create such  other
Committees as he finds necessary.

Executive Committee

        12. The Executive Committee, if established, shall be comprised of three or more Directors of the Corporation, one of whom shall be the President of the Corporation and the majority of whom shall be outside Directors. To the extent provided by resolution, the Executive Committee shall have the authority of the Board of Directors to manage the business and affairs of the Corporation, except where action of the full Board may be required by Statute, or the Articles of Incorporation.

Other Committees

        13. Other Committees which are created by the Chairman of the Board shall have all the authority of the Board which may be granted to the Committee by a resolution of the full Board.

Minutes

        14. The Executive Committee and any other Committees which may be created shall keep minutes of any proceedings and report such to the Board. Copies of the approved Committees' minutes shall be circulated to the full Board.

Compensation of Directors

        15. Directors and Advisory Directors of the Corporation may by resolution of the Board be allowed a fixed sum and expenses of attendance for attendance at each regular or special meeting of the Board or of any meeting by members of an authorized committee, if any, and may also receive such other compensation for their services as Directors, or for serving the Corporation in any other capacity, as the Board of Directors from time to time may determine. Any Director who is also an employee of the Corporation shall not be compensated for services as a Director.

Dividends

        16. Subject always to the provisions of law and the Articles of Incorporation, the Board of Directors shall have full power to determine whether any and, if so, what part of the funds legally available for the payment of dividends shall be declared in dividends and paid to the shareholders of the Corporation. Dividends may be declared at any regular or special meeting of the Board and may be made payable in cash, in property or in shares of capital stock. The Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose and from time to time may increase, diminish and vary such fund in the Board's absolute judgment and discretion.

Annual Report

        17. The Board of Directors shall present at each annual meeting and, when called for by a vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.


                           ARTICLE IV

                             NOTICES

Notice of Meetings

        1. Whenever, under provisions of Statutes, the Articles of Incorporation, or these Bylaws, notice is required to be given to any Director or shareholder and no provision is made as to how such notice shall be given, personal notice shall not be required, and such notice may be given in writing, by postage prepaid mail addressed to such Director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when such notice is deposited in the United States Mail as aforesaid.

Waiver

        2. Whenever any notice is required to be given to any shareholder or Director of the Corporation under provisions of Statutes, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing, signed before or after the time stated in such notice by the person or persons entitled to such notice, shall be deemed equivalent to the giving of such notice.

                            ARTICLE V

                            OFFICERS

Positions

       1. The officers of the Corporation shall be chosen by the Directors and shall be a President, a Vice President, and such additional Vice Presidents as the Board may from time to time determine, a Secretary and a Treasurer and such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time determine. Any two or more offices may be held by the same person except the offices of President and Secretary shall not be held by the same person.

Election

       2. (a) The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect the officers of the Corporation, as above provided.

           (b) The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms, exercise such powers and perform such duties as shall be determined from time to time by the Board.

Term

        3. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. An officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the full Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by affirmative vote of a majority of the full Board of Directors.

Salaries and Contracts with Officers

        4. The salaries of all officers who report directly to the President of the Corporation shall be fixed by the Board of Directors. The salaries of agents and employees shall be determined and fixed by the President. The Board of Directors of the Corporation may enter into agreements with officers on such terms as are deemed necessary for present or future performance of service to and for the Corporation by officers at such amounts of compensation, salary or remuneration as may be required to obtain such services or as to which such officers may agree, and for lease to the Corporation by the officers of any vehicles, equipment, furnishings or other articles of property owned or held by officers as may be useful or necessary to the organization and functioning of the Corporation. No officer shall be ineligible to receive such salary by reason of the fact that the officer is also a Director of the Corporation.

Duties

Chairman of the Board

        5. The Chairman of the Board shall preside at all meetings of shareholders and Directors, and may be designated as the Chief Executive Officer of the Corporation, but unless so designated shall not otherwise be considered an officer of the Corporation.

Chief Executive Officer

        6. The Chief Executive Officer (the "CEO") shall have responsibility for the general direction of the business and affairs of the Corporation, subject to the control of the Board of Directors. The CEO shall have authority to sign, execute and acknowledge in the name and on behalf of the Corporation all contracts and other documents and instruments, including bonds and mortgages except as otherwise provided by law, and shall have authority to appoint and discharge agents and employees. The CEO shall have such additional powers and duties as the Board of Directors may from time to time assign to the CEO. In the absence or disability of the President, the CEO shall perform such duties and exercise such powers of the President as the CEO shall deem necessary unless such functions are assumed by the Chairman of the Board or otherwise delegated by the Board of Directors or the Executive Committee. The CEO shall be an ex officio member of all Board Committees.

President

        7. (a) The President shall, in the absence of the Chairman of the Board, perform all of the functions and duties herein above assigned to the Chairman of the Board. If the
President is designated as the Chief Executive Officer, the President shall perform all the functions of that office as set out in Paragraph 6 above.

           (b) The President may execute bonds, mortgages and other contracts or instruments requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Vice Presidents

        8. The Board of Directors may elect an Executive Vice President who shall perform the duties of the President during the President's absence or disability and shall perform such other duties as the Board of Directors may prescribe. The Board of Directors may elect other Vice Presidents who shall in the order of their seniority in office and in the absence or disability of the President and the Executive Vice President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors may prescribe.

Secretary

        9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall function. The Secretary shall keep in safe custody the seal of the Corporation and when authorized by the Board, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary's signature.

        The Assistant Secretaries, if any, in order of their seniority in office, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe.

Chief Financial Officer

        10. The Chief Financial Officer, if one is appointed, shall be a Vice President and shall be in charge of the financial affairs of the Corporation under the direction and the supervision of the President. He shall supervise the activities of the Controller and the Treasurer.

Treasurer

        11. The Treasurer shall act under the supervision of the Chief Financial Officer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Chief Financial Officer, an account of all the Treasurer's transactions and of the financial condition of the Corporation.

             The Assistant Treasurers, if any, in order of their seniority in office shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the President may from time to time prescribe.

Controller

       12. The Controller shall act under the supervision of the Chief Financial Officer. The Controller, if one is appointed, shall be the chief accounting officer of the Corporation. The Controller shall, when proper, approve all bills for purchases, payrolls, and similar instruments providing for disbursement of money by the Corporation for payment by the Chief Financial Officer. The Controller shall be in charge of and maintain books of account and accounting records of the Corporation and shall render to the Chief Financial Officer, an account of all the Controller's transactions. In addition, the Controller shall perform such other acts as are usually performed by the Controller of a Corporation or assigned to the Controller by the President.


                           ARTICLE VI

                CERTIFICATES REPRESENTING SHARES

Form

        1. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock certifying the numbers of shares represented thereby. Such certificates shall be consecutively numbered and entered on the books of the Corporation as they are issued and shall be in such form not inconsistent with the Articles of Incorporation as the Board of Directors may from time to time prescribe. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is countersigned by a transfer agent or is registered by a registrar other than the Corporation or its employee.

Lost Certificates

        2.   The  Board  of  Directors  may  direct  that  a  new
certificate representing shares be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of loss or destruction by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or the owner's legal representative to give the Corporation a bond or indemnity not exceeding an amount which is double the value of the stock.

Transfer Agent and Registrar

       3. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

Registered Owner

        4. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law, the Articles of Incorporation, or these Bylaws.

Transfer of Shares

        5. Shares of stock shall be transferable on the books of the Corporation only by endorsement by the holder thereof in person or by the holder's duly authorized attorney. Upon surrender to the Corporation or the Corporation's transfer agent of a certificate representing shares which has been duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the Corporation's transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Closing of Transfer Books

        6. The Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to receive notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to receive notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting.

                           ARTICLE VII

                       GENERAL PROVISIONS

Checks

        1. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Fiscal Year

        2. The fiscal year of the Corporation shall begin the first day of January each year.

Corporation Seal

        3. The Corporation seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Texas".
Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted.

Voting Securities Held by the Corporation

        4. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other Corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Indemnification

       5. The Corporation shall indemnify any Director, officer, employee, or former Director, officer or employee of the Corporation, or any person who has served at the Corporation's request as a Director, officer or employee of another Corporation in which the Corporation owns shares of stock or of which it is a creditor against expenses actually and necessarily incurred by that person and any amount paid in satisfaction of judgments in connection with any action, suit or proceeding, whether civil or criminal, in which that person is made a party because of service to the Corporation in one of the above capacities subject to the following provisions.

       6. Before a person requesting indemnity shall be entitled to indemnity, it shall have been determined in the manner provided in paragraph 7 that that person:

       a.  performed any activity in good faith,
       b.  reasonably believed:
            1) the conduct was in an official capacity and in the Corporation's best interest, or
            2) where the conduct was not in an official capacity, the conduct was not opposed to the Corporation's best interest; and where a criminal proceeding is involved, no reasonable cause exists to believe the conduct was unlawful.

        7. For a person to be eligible for indemnification, a determination of such eligibility shall be made by one of the following means:

        a. a majority vote of a quorum of Directors who are not named parties in the proceeding at the time of the vote,
        b. where such a quorum cannot be obtained by a majority vote of a committee of the Board consisting of Directors who are not parties in the proceeding at the time of the vote,
        c. by special legal counsel selected in the manner as required by Statute, or
        d. by a vote of the shareholders which excludes those shares held by Directors who are parties to the proceeding.

        8. Reasonable expenses incurred by a person eligible for indemnification may be reimbursed in advance of final disposition of the proceeding if:

        a. the Corporation receives a written affirmation by the Director of a good faith belief that the Director has met the standard of conduct necessary for indemnification,
        b. the Director provides a written obligation to repay all amounts paid or reimbursed if it is ultimately determined that the Director is not eligible for indemnification, and
        c. a determination of the facts known at the time of the request for the advance reimbursement would not preclude indemnification.

       9. Where eligibility has been determined, a person may be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred, provided that if the proceeding is brought by or on behalf of the Corporation, the indemnification is limited to reasonable expenses actually incurred.

       10. A person is not eligible for indemnification if:

        a. the person is found liable on the basis of personal benefit being improperly received by that person regardless of whether or not the benefit resulted from action taken in the person's official capacity,
       b.  the person is found liable to the Corporation.

       11. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such Director, officer, or employee may be entitled by law or under any bylaw, vote of shareholders, agreement or otherwise. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of any other Corporation against any liability asserted against that person and incurred by that person in any such capacity or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this section.

                          ARTICLE VIII

                           AMENDMENTS

        These Bylaws may be altered, amended, or repealed by the affirmative vote of the shareholders holding eighty percent (80%) of the shares of each class of shares outstanding or by the affirmative vote of a majority of the full Board at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration, amendment, or repeal be contained in the notice of such special meeting.

                           ARTICLE IX

                RESTRICTION OF TRANSFER OF RIGHTS

       The Rights Agreement, as amended, between the Corporation and Team Bank, successor to Texas American Bank/Fort Worth, N.A., dated as of November 13, 1990, as may be further amended from time to time, and the Resolution of the Board of Directors of the Corporation of even date herewith create certain Rights (as defined in the Rights Agreement). The transferability of the Rights is restricted in that the Rights, whether represented by or attached to the certificates representing Common Shares of the Company or, after the Distribution Date (as defined in the Rights Agreement), as evidenced by separate certificates, are null and void and unenforceable in the hands of an Acquiring Person, any Affiliate or Associate thereof and their successors and assigns.

















                             BYLAWS

                               OF

                      TNP ENTERPRISES, INC.



                   (REVISED NOVEMBER 15, 1994)